Exhibit 99.1

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Larry Ellison Cancels His Plan to Sell Oracle Stock

AUSTIN, Texas, September 12, 2026 — Oracle Corporation (NYSE: ORCL) today announced that Larry Ellison, Executive Chair of the Board and Chief Technology Officer, has cancelled his 10b5-1 Plan to sell Oracle stock. No Oracle stock was sold under that plan, and he has no other plans to sell any of his Oracle stock.

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“Safe Harbor” Statement: Statements in this press release relating to future plans, expectations, beliefs, intentions and prospects, are “forward-looking statements” and are subject to material risks and uncertainties. A detailed discussion of risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or by contacting Oracle’s Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on the Oracle Investor Relations website at www.oracle.com/investor/. All information set forth in this press release is current as of September 12, 2026. Oracle undertakes no duty to update any statement in light of new information or future events.